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                                                                    Exhibit 23.1

DELOITTE HASKINS & SELLS
Chartered Accountants
Mulla House,
51 Mahatma Gandhi Road,
Mumbai - 400 023.
India
                                            [LOGO OF DELOITTE HASKINS & SELLS]
Tel: +91(22) 204 3526
Fax: +91(22) 204 9173



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Silverline Technologies Limited on Amendment No. 1 to Form F-4 of our report dated May 2, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Silverline's Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte Haskins & Sells

Deloitte Haskins & Sells
Mumbai, India


January 18, 2001